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                                                                     Exhibit (P)


                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                          Boston, Massachusetts 02109
                           Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054



                                                        November 14, 2002

Eaton Vance Insured Florida Municipal Bond Fund
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

      With respect to our purchase from you, at the purchase price of $100,000 of 6,666.67 shares of beneficial interest, net asset value of $15.00 per share ("Initial Shares") in Eaton Vance Insured Florida Municipal Bond Fund, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                              Very truly yours,

                                              EATON VANCE MANAGEMENT


                                              By:  /s/ William M. Steul
                                                   -----------------------------
                                                   William M. Steul
                                                   Treasurer and Vice President


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